Exhibit 99

Contact:
For investors	–	Mona Zeehandelaar – phone: 215 231.1674
email:mona.zeehandelaar@radian.biz

For the media	–	Elizabeth Emmons – phone: 215 231.1334
email: elizabeth.emmons@radian.biz

Radian Reports First Quarter 2004 Net Income of $120 Million

PHILADELPHIA, Pa., April 21, 2004 — Radian Group Inc. (NYSE: RDN) today reported its results for the quarter ended March 31, 2004. The key financial highlights of the quarter are shown in the following table:

Key Financial Highlights (dollars in millions, except per share data)

	Quarter Ended March 31, 2004	Quarter Ended March 31, 2003	Percent Change
Net income	$120.0	$104.8	15%
Net income per share	$1.26	$1.11	14%
Premiums written	$181.4	$252.4	(28%)
Premiums written*	$277.8	$252.4	10%
Premiums earned	$243.4	$226.1	8%
Premiums earned*	$268.3	$226.1	19%
Revenues	$334.0	$302.2	11%
Book value per share (as of 3/31)	$35.63	$30.49	17%

*These amounts exclude the impact of one of the primary insurer’s recapture of business from Radian Reinsurance, which is described in Radian’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2004. A reconciliation and additional information about the impact of this recapture can be found in Schedules 1 and 2 to this release.

Securities gains for the first quarter of 2004 were $31.3 million or $0.21 per share, compared to a loss of $4.0 million or $0.03 per share a year ago. Mortgage insurance accounted for 67%, or $80.5 million, of net income in the first quarter of 2004, while financial guaranty business represented 19%, or $22.6 million, and financial services 14%, or $16.9 million.

“This quarter’s solid results demonstrate the strength of Radian’s diversified platform, which enabled us to deliver another strong quarter despite the clawback of a portion of our financial guaranty reinsurance portfolio,” stated Radian’s Chairman and CEO Frank P. Filipps. “Our mortgage insurance business continues to produce strong returns and we are encouraged by signs of improvement in credit and persistency.”

Financial Guaranty

The decline in financial guaranty net premiums written and net premiums earned from a year ago is primarily the result of one of the primary insurers exercising its right to recapture financial guaranty reinsurance ceded to Radian Reinsurance Inc. A reconciliation and additional details of the impact of this recapture can be found in Schedules 1 and 2 to this release.

Mortgage Insurance

New primary mortgage insurance written in the quarter was $9.7 billion and consisted of $8.9 billion of flow business and $0.8 billion of structured business. Premiums earned increased 23% from a year ago to $207.1 million. Primary mortgage insurance-in-force was $118.0 billion at March 31, 2004, compared to $119.9 billion at December 31, 2003, and $119.0 billion a year ago. The default rate on primary loans was 4.47%, compared to 4.72% at December 31, 2003, and 3.85% a year ago. Persistency for the quarter was 51.5%.

Financial Services

Net income per share from Radian’s financial services businesses for the first quarter was $0.24 per share compared to $0.09 per share for the same period last year.

Radian will hold a conference call to discuss the company’s first quarter results on Thursday, April 22, 2004, at 9:00 a.m. Eastern time. This call will be broadcast live over the Internet at www.ir.radiangroupinc.com/phoenix.zhtml?c=112301&p=irol-audioarchives. A replay of the webcast will be available at this site approximately two hours after the live broadcast ends and a transcript of the call will be available at this site approximately 24 hours after the call ends, both for a period of one year. Statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under “Investor Information – News and Events – Webcasts and Presentations” or can be accessed by clicking on www.ir.radiangroupinc.com/phoenix.zhtml?c=112301&p=irol-audioarchives.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian’s subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and other financial services. Additional information may be found at www.radiangroupinc.com.

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to, the following risks: general economic developments such as extended national or regional economic recessions (or expansions), changes in housing values, interest rate changes or volatility; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; rising delinquencies in mortgage loans insured by Radian resulting from increased consolidation of mortgage lenders and servicers; the potential for more severe or more frequent losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the business practices of Fannie Mae and Freddie Mac; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market; and vulnerability to the performance of Radian’s strategic investments. Investors are also directed to other risks discussed in documents filed by Radian with the Securities and Exchange Commission.

Financial Results and Supplemental Information Contents

Condensed Consolidated Statements of Income

Condensed Consolidated Balance Sheets

Segment Information Quarter Ended March 31, 2004

Segment Information Quarter Ended March 31, 2003

Financial Guaranty Insurance Supplemental Information

Mortgage Insurance Supplemental Information: New Insurance Written, Risk Written and Captives

Mortgage Insurance Supplemental Information: Insurance in Force and Risk in Force

Mortgage Insurance Supplemental Information: Risk in Force by LTV and Policy Year

Mortgage Insurance Supplemental Information: Claims and Defaults

Mortgage Insurance Supplemental Information: ALT A

Supplemental Schedule 1: Reinsurance Clawback Impact on Radian Group

Supplemental Schedule 2: Reinsurance Clawback Impact on Financial Guaranty

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Quarter Ended March 31
	2004	2003
(Thousands of dollars, except per-share data)
Revenues:
Net premiums written	$181,428	$252,360

Premiums earned	243,420	226,129
Net investment income	49,705	46,672
Equity in net income of affiliates	32,482	14,888
Other income	8,400	14,557

Total revenues	334,007	302,246

Expenses:
Provision for losses	114,767	67,758
Policy acquisition costs	22,283	31,017
Other operating expenses	53,159	44,441
Interest expense	9,654	8,584

Total expenses	199,863	151,800

Gains and losses:
Gain/loss on sales of investments	26,676	4,025
Change in fair value of derivative instruments	4,647	(7,898)

Total gains and losses	31,323	(3,873)

Pretax income	165,467	146,573
Provision for income taxes	45,457	41,801

Net income	$120,010	$104,772

Net income available to common stockholders	$120,010	$104,772

Net income per share	$1.26	$1.11

Weighted average shares outstanding (in thousands)	95,078	94,297

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Thousands of dollars, except per-share data)	March 31 2004	December 31 2003	March 31 2003
Assets:
Cash and investments	$5,198,066	$5,074,531	$4,569,607
Investments in affiliates	318,398	328,478	253,027
Deferred policy acquisition costs	201,091	218,779	195,481
Prepaid federal income taxes	358,340	358,840	280,236
Other assets	465,198	465,139	490,556

Total assets	$6,541,093	$6,445,767	$5,788,907

Liabilities and stockholders’ equity:
Unearned premiums	$656,309	$718,649	$643,904
Reserve for losses and loss adjustment expenses	786,115	790,380	632,896
Long-term debt	717,461	717,404	717,237
Current income taxes	41,432	24,092	—
Deferred federal income taxes	723,885	688,262	592,811
Other liabilities	272,406	281,136	358,007

Total liabilities	3,197,608	3,219,923	2,944,855

Common stock	96	96	95
Additional paid-in capital	1,187,150	1,199,056	1,176,320
Retained earnings	2,004,673	1,886,548	1,611,036
Accumulated other comprehensive income	151,566	140,144	56,601

Total common stockholders’ equity	3,343,485	3,225,844	2,844,052

Total liabilities and stockholders’ equity	$6,541,093	$6,445,767	$5,788,907

Book value per share	$35.63	$34.31	$30.49

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2004

(Thousands of dollars)	Mortgage Insurance	Financial Services	Financial Guaranty	Total
Revenues:
Net premiums written	$205,669	$—	$(24,241)	$181,428

Premiums earned	$207,116	$—	$36,304	$243,420
Net investment income	28,513	48	21,144	49,705
Equity in net income (loss) of affiliates	—	33,402	(920)	32,482
Other income	5,486	2,874	40	8,400

Total revenues	241,115	36,324	56,568	334,007

Expenses:
Provision for losses	98,123	—	16,644	114,767
Policy acquisition costs	17,142	—	5,141	22,283
Other operating expenses	37,746	3,979	11,434	53,159
Interest expense	5,503	724	3,427	9,654

Total expenses	158,514	4,703	36,646	199,863

Gains and losses:
Gain/loss on sales of investments	24,122	3,173	(619)	26,676
Change in fair value of derivative instruments	4,426	49	172	4,647

Total gains and losses	28,548	3,222	(447)	31,323

Pretax income	111,149	34,843	19,475	165,467
Income tax provision	30,647	12,195	2,615	45,457

Net income	$80,502	$22,648	$16,860	$120,010

Assets	$3,929,574	$304,921	$2,306,598	$6,541,093
Deferred policy acquisition costs	79,092	—	121,999	201,091
Reserve for losses and loss adjustment expenses	521,102	—	265,013	786,115
Unearned premiums	92,228	—	564,081	656,309
Equity	1,905,233	250,212	1,188,040	3,343,485

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2003

(Thousands of dollars)	Mortgage Insurance	Financial Services	Financial Guaranty	Total
Revenues:
Net premiums written	$164,772	$—	$87,588	$252,360

Premiums earned	$168,032	$—	$58,097	$226,129
Net investment income	27,829	34	18,809	46,672
Equity in net income (loss) of affiliates	—	14,944	(56)	14,888
Other income	6,599	6,361	1,597	14,557

Total revenues	202,460	21,339	78,447	302,246

Expenses:
Provision for losses	54,167	—	13,591	67,758
Policy acquisition costs	17,479	—	13,538	31,017
Other operating expenses	29,408	7,161	7,872	44,441
Interest expense	5,100	612	2,872	8,584

Total expenses	106,154	7,773	37,873	151,800

Gains and losses:
Gain/loss on sales of investments	390	119	3,516	4,025
Change in fair value of derivative instruments	(3,584)	—	(4,314)	(7,898)

Total gains and losses	(3,194)	119	(798)	(3,873)

Pretax income	93,112	13,685	39,776	146,573
Income tax provision	25,454	5,474	10,873	41,801

Net income	$67,658	$8,211	$28,903	$104,772

Assets	$3,590,043	$253,591	$1,945,273	$5,788,907
Deferred policy acquisition costs	74,931	—	120,550	195,481
Reserve for losses and loss adjustment expenses	484,069	—	148,827	632,896
Unearned premiums	108,592	—	535,312	643,904
Equity	1,694,518	201,884	947,650	2,844,052

Radian Group Inc.

Financial Guaranty Insurance Supplemental Information

For the Quarter Ended and as of March 31,2004

	Quarter Ended March 31
(Thousands of dollars, except ratios)	2004	2003
Net Premiums Written:
Public direct	8,187	10,268
Public reinsurance	20,468	23,531
Structured direct	17,747	17,810
Structured reinsurance	8,812	14,368
Trade credit	16,962	21,611

	72,176	87,588
Impact of recapture (1)	(96,417)	—

Net Premiums Written	(24,241)	87,588

Net Premiums Earned:
Public direct	5,799	3,887
Public reinsurance	11,202	11,078
Structured direct	18,446	18,412
Structured reinsurance	9,732	12,283
Trade credit	16,017	12,437

	61,196	58,097
Impact of recapture (1)	(24,892)	—

Net Premiums Earned	36,304	58,097

Claims paid:
Trade credit	6,628	4,224
Financial guaranty	2,637	404
Conseco	7,405	—

Total	16,670	4,628
Impact of recapture (1)	11,488	—

Claims paid	28,158	4,628

Incurred losses:
Trade credit	8,202	7,388
Financial guaranty	8,442	6,203
Conseco	—	—	1

Total	16,644	13,591
Loss ratio—GAAP Basis	45.8%	23.4%
Expense ratio—GAAP Basis	45.7%	36.9%

	91.5%	60.3%

Refundings included in earned premium	1,906	1,609

	March 31 2004	December 31 2003	March 31 2003
Capital and surplus	956,805	826,550	638,619
Contingency reserve	237,737	321,312	299,373

Qualified statutory capital	1,194,542	1,147,862	937,992
Unearned premium reserve	653,274	735,156	637,106
Loss and loss expense reserve	195,579	95,130	89,057

Total policyholders’ reserves	2,043,395	1,978,148	1,664,155
Present value of installment premiums	328,600	444,368	433,751
Reinsurance and soft capital facilities	245,000	275,000	125,000

Total claims paying resources	2,616,995	2,697,516	2,222,906

Net debt service outstanding	94,434,209	117,900,058	108,985,797

Capital leverage ratio (2)	79	103	116
Claims paying leverage ratio (3)	36	44	49

(1)	Amounts recorded related to the recapture of previously ceded business by one of the primary insurers
(2)	Net debt service outstanding divided by qualified statutory capital
(3)	Net debt service outstanding divided by total claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2004

	Quarter Ended March 31
(Thousands of dollars, except ratios)	2004	%	2003	%

Primary New Insurance Written ($ millions)
Flow	8,842	91.5%	10,589	49.8%
Structured	824	8.5%	10,687	50.2%

Total	9,666	100.0%	21,276	100.0%

Prime	6,271	64.9%	13,500	63.4%
Alt-A	2,487	25.7%	5,104	24.0%
A minus and below	908	9.4%	2,672	12.6%

Total	9,666	100.0%	21,276	100.0%

Total Primary New Insurance Written by FICO Score ($ millions)
<=619	705	7.3%	2,413	11.3%
620-679	3,209	33.2%	5,523	26.0%
680-739	3,445	35.6%	7,081	33.3%
>=740	2,066	21.4%	6,175	29.0%
Unreported	241	2.5%	84	0.4%

Total	9,666	100.0%	21,276	100.0%

Percentage of primary new insurance written
Monthlies	94%		94%
Refinances	43%		55%
95.01% LTV and above	12%		14%
ARMs	34%		49%

Primary risk written ($ millions)
Flow	2,313	89.5%	2,542	47.2%
Structured	272	10.5%	2,842	52.8%

Total	2,585	100.0%	5,384	100.0%

Pool risk written ($ millions)	86		63
Other risk written ($ millions)
Seconds	52
NIMS and other	168

Total other risk written	220

Loss ratio—GAAP Basis	47.4%		32.2%
Expense ratio—GAAP Basis	26.5%		27.9%

	73.9%		60.1%

Captives
Premiums ceded to captives ($ millions)	19.2		18.5
% of total premiums	9.8%		10.8%
NIW subject to captives ($ millions)	4,349		5,297
% of primary NIW	45.0%		24.9%
IIF subject to captives	30.3%		28.2%
RIF subject to captives	32.2%		30.7%

Persistency (twelve months ended March 31)	51.5%		56.5%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2004

	March 31		December 31		March 31
(Thousands of dollars, except ratios)	2004	%	2003	%	2003	%
Primary insurance in force ($ millions)
Flow	91,403	77.4%	91,709	76.5%	91,430	76.8%
Structured	26,618	22.6%	28,178	23.5%	27,606	23.2%

Total	118,021	100.0%	119,887	100.0%	119,036	100.0%

Prime	81,168	68.8%	82,096	68.5%	86,793	72.9%
Alt-A	23,589	20.0%	23,710	19.8%	18,901	15.9%
A minus and below	13,264	11.2%	14,081	11.7%	13,342	11.2%

Total	118,021	100.0%	119,887	100.0%	119,036	100.0%

Primary risk in force ($ millions)
Flow	22,305	82.9%	22,261	82.1%
Structured	4,601	17.1%	4,845	17.9%

Total	26,906	100.0%	27,106	100.0%

Prime	18,332	68.1%	18,449	68.0%	19,922	73.0%
Alt-A	5,340	19.9%	5,253	19.4%	4,121	15.1%
A minus and below	3,234	12.0%	3,404	12.6%	3,259	11.9%

Total	26,906	100.0%	27,106	100.0%	27,302	100.0%

Total Primary Risk in Force by FICO Score ($ millions)
<=619	3,267	12.1%	3,508	12.9%	3,632	13.3%
620-679	8,735	32.5%	8,773	32.4%	8,545	31.3%
680-739	8,913	33.1%	8,847	32.7%	8,918	32.6%
>=740	5,740	21.4%	5,728	21.1%	5,916	21.7%
Unreported	251	0.9%	250	0.9%	291	1.1%

Total	26,906	100.0%	27,106	100.0%	27,302	100.0%

Percentage of primary risk in force
Monthlies	91%
Refinances	39%
95.01% LTV and above	12%
ARMs	27%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2004

	March 31		December 31		March 31
(Thousands of dollars, except ratios)	2004	%	2003	%	2003	%
Total Primary Risk in Force by LTV ($ millions)
95.01% and above	3,239	12.0%	3,067	11.3%	2,364	8.7%
90.01% to 95.00%	10,119	37.6%	10,184	37.6%	10,676	39.1%
85.01% to 90.00%	9,942	37.0%	10,024	37.0%	10,275	37.6%
85.00% and below	3,606	13.4%	3,831	14.1%	3,987	14.6%

Total	26,906	100.0%	27,106	100.0%	27,302	100.0%

Total Primary Risk in Force by Policy Year ($ millions)
2001 and prior	6,614	24.6%	7,837	28.9%	14,014	51.3%
2002	5,467	20.3%	6,198	22.9%	9,762	35.8%
2003	12,291	45.7%	13,071	48.2%	3,526	12.9%
2004	2,534	9.4%	—	0.0%	—	0.0%

Total	26,906	100.0%	27,106	100.0%	27,302	100.0%

Pool risk in force ($ millions)	2,430		2,415		1,860
GSE Pool risk in force ($ millions)	1,423		1,393		1,215

Other risk in force ($ millions)
Seconds	731		725		413
NIMS and other	475		328		81

Total other risk in force	1,206		1,053		494

Risk to capital ratio—STAT Basis	10.9:1		11.4:1		11.6:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2004

	Quarter Ended March 31
	2004	2003
Direct claims paid ($ thousands)
Prime	32,059	24,064
Alt-A	20,525	8,608
A Minus and below	22,634	13,935
Seconds	13,399	6,706

Total	88,617	53,313

Average claim paid ($ thousands)
Prime	24.5	22.7
Alt-A	42.6	37.3
A Minus and below	27.7	24.7
Seconds	30.1	24.2
Total	29.0	25.0

	March 31	December 31	March 31
	2004	2003	2003
Default Statistics
Primary insurance:
Prime
Number of insured loans	629,719	640,778	690,647
Number of loans in default	19,240	22,156	20,452
Percentage of loans in default	3.06%	3.46%	2.96%

Alt A
Number of insured loans	137,247	138,571	109,907
Number of loans in default	7,880	7,343	4,844
Percentage of loans in default	5.74%	5.30%	4.41%

A Minus and below
Number of insured loans	103,545	110,054	107,181
Number of loans in default	11,757	12,497	9,694
Percentage of loans in default	11.35%	11.36%	9.04%

Total
Number of insured loans	870,511	889,403	907,735
Number of loans in default	38,877	41,996	34,990
Percentage of loans in default	4.47%	4.72%	3.85%

Pool insurance:
Number of insured loans	565,264	599,140	599,255
Number of loans in default	5,739	5,738	6,040
Percentage of loans in default	1.02%	0.96%	1.01%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2004

ALT-A

	Quarter Ended March 31
(Thousands of dollars, except ratios)	2004	%	2003	%
Primary New Insurance Written by FICO Score ($ millions)
<=619	20	0.8%	5	0.1%
620-659	464	18.7%	764	15.0%
660-679	444	17.8%	524	10.3%
680-739	1,122	45.1%	1,807	35.4%
>=740	435	17.5%	2,002	39.2%
Unreported	2	0.1%	2	0.0%

Total	2,487	100.0%	5,104	100.0%

Primary Risk in Force by FICO Score ($ millions)

<=619	94	1.7%	105	2.5%
620-659	1,280	24.0%	1,099	26.7%
660-679	904	16.9%	645	15.7%
680-739	2,152	40.3%	1,546	37.5%
>=740	900	16.9%	716	17.4%
Unreported	10	0.2%	10	0.2%

Total	5,340	100.0%	4,121	100.0%

Primary Risk in Force by LTV ($ millions)

95.01% and above	512	9.6%	177	4.3%
90.01% to 95.00%	1,876	35.1%	1,409	34.2%
85.01% to 90.00%	2,132	39.9%	1,713	41.5%
85.00% and below	820	15.4%	822	20.0%

Total	5,340	100.0%	4,121	100.0%

Primary Risk in Force by Policy Year ($ millions)

2001 and prior	640	12.0%	1,240	30.1%
2002	1,209	22.6%	2,159	52.4%
2003	2,785	52.2%	722	17.5%
2004	706	13.2%	—	0.0%

Total	5,340	100.0%	4,121	100.0%

Schedule 1

Supplemental Schedule

Radian Group Inc. and Subsidiaries

The following schedule shows the Consolidated Income Statement as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recapture (referred to below as the clawback) of business previously ceded to the Company by one of the primary insurer customers of the financial guaranty segment. The adjusted numbers are shown in Column 3. Management believes it is important to present the information in this manner, as this event affected the financial results for the period presented and will affect year to date information as well. Management believes that future period results will be more comparable to Column 3.

	As Reported Quarter Ended March 31 2004	Impact of Clawback	As Adjusted Quarter Ended March 31 Excluding Clawback	Quarter Ended March 31 2003
(Thousands of dollars, except per-share data)
Revenues:
Net premiums written	$181,428	$(96,417)	$277,845	$252,360

Premiums earned	243,420	(24,892)	268,312	226,129
Net investment income	49,705	—	49,705	46,672
Equity in net income of affiliates	32,482	—	32,482	14,888
Other income	8,400	—	8,400	14,557

Total revenues	334,007	(24,892)	358,899	302,246

Expenses:
Provision for losses	114,767	—	114,767	67,758
Policy acquisition costs	22,283	(9,766)	32,049	31,017
Other operating expenses	53,159	—	53,159	44,441
Interest expense	9,654	—	9,654	8,584

Total expenses	199,863	(9,766)	209,629	151,800

Gains and losses:
Gain/loss on sales of investments	26,676	—	26,676	4,025
Change in fair value of derivative instruments	4,647	(791)	5,438	(7,898)

Total gains and losses	31,323	(791)	32,114	(3,873)

Pretax income	165,467	(15,917)	181,384	146,573
Provision for income taxes	45,457	(5,571)	51,028	41,801

Net income	$120,010	$(10,346)	$130,356	$104,772

Net income available to common stockholders	$120,010	$(10,346)	$130,356	$104,772

Net income per share	$1.26	$(0.11)	$1.37	$1.11

Weighted average shares outstanding (in thousands)	95,078		95,078	94,297

Schedule 2

Supplemental Schedule

Segment Information–Financial Guaranty

Radian Group Inc. and Subsidiaries

The following schedule shows the Consolidated Income Statement as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recapture (referred to below as the clawback) of business previously ceded to the Company by one of the primary insurer customers of the financial guaranty segment. The adjusted numbers are shown in Column 3. Management believes it is important to present the information in this manner, as this event affected the financial results for the period presented and will affect year to date information as well. Management believes that future period results will be more comparable to Column 3.

(Thousands of dollars)	As Reported Quarter Ended March 31 2004	Impact of Clawback	As Adjusted Quarter Ended March 31 Excluding Clawback	Quarter Ended March 31 2003
Revenues:
Net premiums written	$(24,241)	$(96,417)	$72,176	$87,588

Premiums earned	$36,304	$(24,892)	$61,196	$58,097
Net investment income	21,144	—	21,144	18,809
Equity in net income (loss) of affiliates	(920)	—	(920)	(56)
Other income	40	—	40	1,597

Total revenues	56,568	(24,892)	$81,460	78,447

Expenses:
Provision for losses	16,644	—	16,644	13,591
Policy acquisition costs	5,141	(9,766)	14,907	13,538
Other operating expenses	11,434	—	11,434	7,872
Interest expense	3,427	—	3,427	2,872

Total expenses	36,646	(9,766)	46,412	37,873

Gains and losses:
Gain/loss on sales of investments	(619)	—	(619)	3,516
Change in fair value of derivative instruments	172	(791)	963	(4,314)

Total gain and losses	(447)	(791)	344	(798)

Pretax income	19,475	(15,917)	35,392	39,776

Income tax provision	2,615	(5,571)	8,186	10,873

Net income	$16,860	$(10,346)	$27,206	$28,903

Loss ratio—excluding Clawback			27.2%	23.4%
Expense ratio—excluding Clawback			43.0%	36.9%

			70.2%	60.3%